Exhibit 10.8

FIRST AMENDMENT TO LEASE

FIRST AMENDMENT TO LEASE (this "First Amendment") dated as of August 15, 2003, by and between KINGSTON BEDFORD JOINT VENTURE LLC, a Delaware limited liability company ("Landlord") and SSB REALTY LLC, a Delaware limited liability company ("Tenant").

WITNESSETH

WHEREAS, Landlord and Tenant entered into a lease dated May 9, 2001 (the "Lease") for certain space (the "Original Premises"), as more particularly set forth in the Lease, of the building (the "Building") known as One Lincoln Street, Boston, MA 02111; and

WHEREAS, Landlord and Tenant desire to enlarge the Original Premises by adding thereto approximately 5,874 square feet of space (the "Second Floor Additional Space") on the second (2nd) floor of the Building, as shown on Exhibit A hereto, and by adding approximately 20,108 square feet of Storage Space in the basement of the Building (the "Storage Space" as to which there is no Annual Fixed Rent Payable, in accordance with Section 20.27 of the Lease), as shown on Schedule 1 hereto; and

WHEREAS, Landlord and Tenant mutually intend and desire to modify the Lease on and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, each to the other paid, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Premises.

(a) The definition of "Premises" set forth in Section 1.2 of the Lease is amended so that the Premises shall contain (i) the Original Premises, (ii) the Second Floor Additional Space, as shown on Exhibit A to this First Amendment (which Exhibit A shall be incorporated with and inserted as the last page of Exhibit B to the Lease), and (iii) the Storage Space, as shown on Schedule 1 to this First Amendment.

(b) The definition of "Premises" set forth in Section 2.1 of the Lease is amended by increasing the number of Rentable Square Feet from "1,034,292" to "1,045,106" Rentable Square Feet, including (i) the Original Premises, (ii) the Second Floor Additional Space, and (iii) the Storage Space.

2. Rentable Square Feet. In accordance with Section 4.2 of the Lease, Landlord and Tenant confirm that the agreed Rentable Square Feet for each floor of the Premises is as set forth on Exhibit B to this First Amendment.

3. Outside Completion Dates. The Outside Completion Dates set forth in Section 1.4 of Exhibit C to the Lease have been waived or satisfied.

4. Commencement Date; Rent Commencement Date.

(a) Subject to the conditions set forth in Section 3.1(a) of the Lease with respect to the "C/O", (i) the Commencement Date for each floor of the Premises is set forth on Exhibit C attached hereto, and (ii) the Rent Commencement Date for each floor of the Premises is set forth on Exhibit C attached hereto.

(b) Notwithstanding anything herein to the contrary contained herein, provided that, and only so long as, there shall have been no Event of Default, Landlord agrees to waive payment of Annual Fixed Rent for the Premises for the period (the "Initial Period") commencing on the earliest Rent Commencement Date for any portion of the Premises and ending on September 30, 2003.

(c) During the Initial Period, Tenant agrees to pay, with respect to any portion of the Premises as to which a C/O has been issued (other than the Free Rent Floors), an amount equal to 100% of Tenant's Share of the Operating Expenses (including Taxes) applicable to such space.

(d) During the Initial Period, there shall be no such payment of Operating Expenses with respect to the Free Rent Floors as provided in Section 5.5(a) of the Lease, but the 12-month free-rent period referred to in Section 5.5(a) shall still commence on the Commencement Date with respect to such floors and shall run during the Initial Period.

5. Expiration Date. Section 3.1(d) of the Lease is hereby deleted, and the following new Section 3.1(d) inserted in its place:

"(d) The Lease Term shall end on September 30, 2023, which ending date is hereinafter called the "Expiration Date," or shall end on such earlier date upon which the Lease Term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law."

6. Annual Fixed Rent. The definition of Annual Fixed Rent set forth in Section 1.2 of the Lease is hereby deleted and the following new definition of Annual Fixed Rent inserted in its place:

"Years 1-5.

(i)	For the Original Premises, for the period commencing on the Base Rent Commencement Date, through the day preceding the fifth (5th) Lease Anniversary Date, at a rate per annum equal to the product of

(a)Fifty-Six and 00/100 ($56.00) Dollars and

(b)	the number of Rentable Square Feet of space included within the Premises, adjusted to reflect the initial phase-in of each floor of the Premises, and

(ii)	For the Second Floor Additional Space, for the period commencing on June 1, 2003, through the day preceding the fifth (5th) Lease Anniversary Date, at a rate per annum equal to the product of

(a)Forty-Six and 00/100 ($46.00) Dollars and
(b)the number of Rentable Square Feet of space included within the Second Floor Additional Space.

Years 6-10.

(i)	For the Original Premises, for the period from the fifth (5th) Lease Anniversary Date, through the day preceding the tenth (10th) Lease Anniversary Date, at a rate per annum equal to the product of

(a)	Sixty-Two and 00/100 ($62.00) Dollars and

(b)	the number of Rentable Square Feet of space included within the Premises, adjusted to reflect the initial phase-in of each floor of the Premises, and

(ii)
For the Second Floor Additional Space, for the period from the fifth (5th) Lease Anniversary Date, through the day preceding the tenth (10th) Lease Anniversary Date, at a rate per annum equal to the product of

(a)	Fifty and 93/100 ($50.93) Dollars and

(b)	the number of Rentable Square Feet of space included within the Second Floor Additional Space.

Years 11-15.

(i)
For the Original Premises, for the period from the tenth (10th) Lease Anniversary Date, through the day preceding the fifteenth (15th) Lease Anniversary Date, at a rate per annum equal to the product of

(a)	Sixty-Seven and 00/100 ($67.00) Dollars and

(b)	the number of Rentable Square Feet of space included within the Premises, adjusted to reflect the initial phase-in of each floor of the Premises, and

(ii)	For the Second Floor Additional Space, for the period from the tenth (10th) Lease Anniversary Date, at a rate per annum equal to the product of

(a)	Fifty-Five and 04/100 ($55.04) Dollars and

(b)	the number of Rentable Square Feet of space included within the Second Floor Additional Space.

Years 16-20.

(i)
For the Original Premises, for the period from the fifteenth (15th) Lease Anniversary Date, through the day preceding the twentieth (20th) Lease Anniversary Date, at a rate per annum equal to the product of

(a)	Seventy-Two and 00/100 ($72.00) Dollars and

(b)	the number of Rentable Square Feet of space included within the Premises, adjusted to reflect the initial phase-in of each floor of the Premises, and

(ii)
For the Second Floor Additional Space, for the period from the fifteenth (15th) Lease Anniversary Date, through the day preceding the twentieth (20th) Lease Anniversary Date, at a rate per annum equal to the product of

(a)	Fifty-Nine and 14/100 ($59.14) Dollars and

(b)	the number of Rentable Square Feet of space included within the Second Floor Additional Space."

7. Holdover Damages.

(a) The initial paragraph of Section 3.3.1 of the Lease is deleted, and the following new initial paragraph inserted in its place:

"If (i) the Commencement Date with respect to approximately 406,085 Rentable Square Feet of the Premises (the " Minimum Area") shall not have occurred on or before September 1, 2003 (the "Outside Occupancy Date"), which date shall be extended day for day for any period of Force Majeure (as defined in Section 14.3), or Tenant Delays (as defined in Exhibit C), and"

(b) Section 3.3.4 of the Lease is deleted, and the following new Section 3.3.4 inserted in its place:

"3.3.4 MAXIMUM LANDLORD DELAY COST. The amount (the "Maximum Landlord Delay Cost") for which Landlord shall be liable in connection with or arising out of any delays in delivery of the Premises to Tenant, including Landlord's payments for the aggregate of the Holdover Damages and Landlord Mitigation Costs, shall be a fixed amount of Three Hundred Fifty Thousand Dollars ($350,000.00). Provided that (i) there then exists no Event of Default or condition or state of facts which with the passage of time or giving of notice, or both, would constitute an Event of Default, and (ii) this Lease is then in full force and effect, the Maximum Landlord Delay Cost shall be paid on October 1, 2003, regardless of whether a holdover under the IP Leases occurs. Landlord shall in no event be liable for any other costs, damages or liability incurred by Tenant as a result of any such delay, including any liability of Tenant under any other lease which is cross-defaulted with one or both of the IP Leases."

8. Storage Space. The definition of "Storage Space" set forth in Section 20.27 of the Lease is hereby amended by increasing the number of square feet from "15,000" to "20,108" square feet, comprising the original storage space and additional storage space in the basement of the Building, as shown on Schedule 1 to this First Amendment (which Schedule 1 shall be substituted in lieu of and as a replacement for Exhibit B-1 to the Lease). In accordance with Section 20.27 of the Lease, there is no Annual Fixed Rent Payable with respect to the Storage Space, and the Storage Space shall not be included in the calculation of Rentable Square Feet for the purpose of determining Tenant's Share.

9. Garage; Free Spaces; Security.

(a) Tenant shall have the right to use up to 150 parking spaces in the Garage, without charge, for Tenant's employees from Tenant's first actual occupancy in the Building through August 31, 2003.

(b) Tenant shall have the right to use up to five (5) additional parking spaces, without charge, from the Commencement Date through June 30, 2004.

(c) Landlord shall provide Tenant with one hundred (100) Parking Garage passbooks, without charge. Each passbook shall contain ten (10) single use, one day free parking passes, which shall be valid through June 30, 2004.

(d) Tenant shall have the right, at its sole cost and expense and subject to Landlord's reasonable approval, to employ security personnel and to perform security checks with respect to cars entering the Garage and to install security equipment and devices therein. All such practices, procedures and installations shall be subject to the reasonable approval of Landlord, and shall not unreasonably interfere with the use or operation of the Garage.

10. Garage Right of First Offer. Article 23 of the Lease is hereby deleted in its entirety, and a new Article 31 is hereby added at the end of the Lease:

"ARTICLE 31

GARAGE FIRST OFFER

31.1 GARAGE OFFER NOTICE.

(a) Landlord shall issue one or more requests for proposals for the lease of the Garage to independent third-party garage owners or operators. Landlord's request for proposals shall be made at such time as Landlord shall designate, and shall require submissions to contain provisions for both minimum rent and percentage-based overage rent. If Landlord receives a bona fide offer to lease the Garage from a third party which Landlord intends to accept (but in no event earlier than June 1, 2004), Landlord shall submit an offer notice ("Garage Offer Notice") to Tenant setting forth the terms of the offer upon which Landlord is willing to lease the Garage. Tenant shall have the right to review a copy of any third party offer upon which the Garage Offer Notice is based. Following the receipt of a Garage Offer Notice, and provided that, at the time of the Garage Offer Notice, (i) there then exists no Event of Default or condition or state of facts which with the passage of time or giving of notice, or both, would constitute an Event of Default, and (ii) this Lease is then in full force and effect, Tenant shall have the right to elect to add the Garage to the Premises upon the terms hereinafter set forth.

(b) The terms of the lease with respect to the Garage shall be the same as set forth in the Garage Offer Notice; provided however that if the rent in the Garage Offer Notice includes a participation or overage rent in excess of a minimum base rent based on the gross or net operating revenue of the Garage, Tenant shall be entitled to retain fifty percent (50%) of such participation or overage rent (up to a maximum so retained equal to ten percent (10%) of annual Gross Parking Revenues, after which any excesss shall be paid to Landlord). For purposes of this Lease, the term "Gross Parking Revenue" shall mean the total annual actual cash receipts of the Garage for the parking of cars, exclusive of any taxes or fees for any other services or charges to users of the Garage.

(c) From the Commencement Date through the expiration of the 45-day election period set forth in Section 31.2 below, Tenant shall have the right to review monthly reports on Garage operations. Landlord shall provide Tenant with such reports on a monthly basis.

(d) Tenant shall have the right, by notice to Landlord given not later than March 1, 2004, to designate proposed independent garage managers or operators for the Garage, who shall be included by Landlord among the parties to whom a request for proposals is to be issued by Landlord. Any such notice by Tenant to Landlord shall set forth in reasonable detail the identity of the proposed operators and its principals.

31.2 TENANT'S REPLY.

Within forty-five (45) days after Tenant's receipt of the Garage Offer Notice, Tenant may give Landlord a binding notice (the "Garage Offer Reply Notice") as to whether or not Tenant elects to lease the Garage. In the event Tenant fails to give its Garage Offer Reply Notice, then Tenant shall conclusively be deemed to have waived its rights under this Article 31 and shall have no further rights with respect to the Garage.

31.3 ADDITION TO PREMISES. In the event Tenant submits its Garage Offer Reply Notice electing to lease the Garage within the 45-day period, then the Garage shall be added to the Premises. The Commencement Date with respect to the Garage (the "Garage Commencement Date") shall be the date upon which Landlord delivers possession of the Garage to Tenant.

31.4 RENT FOR THE GARAGE.

(a) Effective as of the Garage Commencement Date, (i) the definition of Premises shall be modified to include the Garage, except that the garage shall not be included in the calculation of Rentable Square Feet for the purpose of determining Tenant's Share; (ii) the Annual Fixed Rent shall be increased by 100% of the minimum rent set forth in the Garage Offer Notice, (iii) any additional payments to Landlord, including any percentage rent, shall constitute Additional Rent, (iv) Landlord shall have no further responsibility for the cleaning, operation or maintenance of the Garage, (v) Tenant shall be responsible for the operation and maintenance of the Garage, and (vi) during any time that the Garage is leased or operated by Tenant, Landlord shall have no obligation to comply with the provisions of Article 26 of the Lease.

(b) Promptly after the Garage Commencement Date occurs, Landlord and Tenant shall execute a suitable instrument confirming the Garage Commencement Date and such adjustments, but failure to do so shall have no effect on the Garage Commencement Date or on any such adjustments.

31.5 TENANT'S RIGHT TO DESIGNATE.

(a) In the event that the Garage is added to the Premises as provided herein, Tenant shall have the right to designate an independent operator and manager of the Garage (who need not be the party whose proposal was the basis of the Garage Offer Notice), subject to Landlord's reasonable approval which approval shall not be unreasonably withheld or delayed. The terms of the Lease with respect to the Garage shall be on the terms set forth in the Garage Offer Notice.

11. Management Office. Article 29 of the Lease shall be amended and restated in its entirety as follows:

"ARTICLE 29

MANAGEMENT OFFICE

(a) Landlord and Tenant agree that Landlord will sublease from Tenant the space on the seventh (7th) floor of the Building (the "Sublease Space"), containing approximately 5,215 Rentable Square Feet, as shown on Exhibit D to the First Amendment. Approximately 2,500 Rentable Square Feet of the Sublease Space (the "Management Office") shall be used as a management office for the Building, and the balance of the Sublease Space (the "Development Office") may be used for general office purposes, for a term equal to the Lease Term. Such sublease shall be upon the same terms and conditions as provided by Landlord to Tenant for the Second Floor Additional Space, including the annual fixed rent, free rent and improvement allowance.

(b) The Management Office shall be used and occupied only by Landlord and the person or entity from time to time managing the Building. Landlord may sub-sublease the Development Office to any affiliate of Landlord; provided however, that if Landlord (or any affiliate of Landlord) ceases to occupy the Development Office or if Landlord proposes to sub-sublease the Development Office to an unaffiliated third party, any such further transfer shall be subject to recapture by Tenant in the same manner as provided in Section 13.4 of the Lease (except that (i) the provisions of Section 13.13 of the Lease shall not apply, and (ii) Tenant's recapture right shall include a proposed sub-sublease for less than the entire or substantially the remaining term). If Tenant does not elect to recapture the Development Office portion of the Sublease Space, an assignment or subletting of the Development Office to a person or entity other than Landlord or an affiliate of Landlord shall not be made without Tenant's consent, which consent shall not be unreasonably withheld or delayed. In the event of a recapture by Tenant, or in the event of a transfer consented to by Tenant to a person or entity other than Landlord or an affiliate, Landlord shall, at its expense, construct a demising wall between the Management Office and the balance of the Sublease Space.

(c) If Tenant shall require the use of the entire Sublease Space (or if the Development Office is occupied by a person or entity other than the Landlord or an affiliate of Landlord, either the Management Office or the Development Office), then upon reasonable notice to Landlord, Tenant shall have the right to designate alternative Office Space of comparable size and utility. Any such move shall be at Tenant's sole cost and expense, including the cost of improving the new space to reasonably comparable finish and utility as the existing management office, and the cost of the move. Tenant shall move Landlord and it property to such new space in such manner as will minimize, to the greatest extent practicable, any interference with the business or operations of Landlord at the Building. Any materials, improvements and fixtures which can reasonably be salvaged from the building management office shall be salvaged and used in the relocated space."

12. Fire Stairs. The last sentence of Rule 1 to Exhibit E of the Lease shall be deleted, and the following inserted in its place:

"Tenant shall have the right to use the Building's fire stairways for emergency use and for passage within the Premises, subject to any reasonable rules that Landlord may impose from time to time with respect to such use."

13. Loading Docks. Tenant shall have the right to use and occupy during the Lease Term, at no additional rent, the two (2) rooms currently identified as the Security Office and Package Scan Room, as shown on Exhibit F attached hereto (collectively, the "Additional Loading Dock Space"). The Additional Loading Dock Space shall be maintained by Tenant in the same condition as required under the Lease with respect to the Premises.

14. Switchboards. Tenant shall have the right to connect its electrical system to the Building's main switchboards (MSB5 and MSB6). Tenant shall be solely responsible for the electrical usage costs incurred therewith. The maximum fuse of the switchboards is 800 AMPS each.

15. Provisions No Longer Applicable. Section 3.2 (International Place Leases), Section 3.3.6 (International Place Lease Extension), 3.3.7 (Shell Completion), 3.3.8 (Minimum Area), Section 3.4 (Steel Erection), Article 22 (Options to Expand) and Article 23 (Garage) of the Lease are hereby deleted.

16. Notices. (a) Section 20.9 of the Lease is hereby deleted, and the following new Section 20.9 inserted in its place:

"20.9 NOTICES. Whenever, by the terms of this Lease, any notice, demand, request, approval, consent or other communication (each of which shall be referred to as a "notice") shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by (i) hand delivery, or (ii) by registered or certified mail, return receipt requested, postage prepaid, or by recognized national overnight courier, as follows:

(i)
If intended for Landlord, addressed to Landlord at the Present Mailing Address of Landlord set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice), Attention: John B. Hynes, III, with a copy to:

Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attention: Stuart A. Offner, Esq.

(ii)	If intended for Tenant, addressed to Tenant at the Present Mailing Address of Tenant set forth on the first page of this Lease, with a copy to:

Burns & Levinson, LLP
125 Summer Street
Boston, MA 02110
Attention: Michael J. Glazerman, Esq."

(b) Section 14(ii) of the Guaranty (Exhibit I to the Lease) is hereby amended and restated as follows:

" (ii) If intended for Guarantor, addressed to Guarantor at the following address:

225 Franklin Street
Boston, MA 02110
Attention: James C. Caccivio,
Senior Vice President

With a copy to:

Burns & Levinson, LLP
125 Summer Street
Boston, MA 02110
Attention: Michael J. Glazerman, Esq."

17. Construction; Contribution. Landlord has agreed to perform certain work in the Second Floor Additional Space to prepare the same for Tenant's occupancy, which work shall be performed in accordance with Exhibit C (Work Letter) to the Lease. Notwithstanding anything to the contrary contained herein or the Lease, Landlord's Contribution with respect to the Second Floor Additional Space ("Landlord's Second Floor Additional Space Contribution") shall be the amount of Forty Dollars and 00/100 ($40.00) for each Rentable Square Foot of space included within the Second Floor Additional Space.

18. Estoppel. Landlord and Tenant agree to deliver estoppel certificates in accordance with Section 20.15 of the Lease.

19. First Right to Lease Recaptured Space. The following shall be added to the end of Section 13.14:

"In the event Landlord shall recapture space as provided above and lease such space to a third party, Landlord shall grant Tenant the first right to lease such space, pursuant to Article 28 herein, upon any termination or early expiration of such lease to such third party."

20. Additional Broker. The definition of Broker under Section 1.2 of the Lease shall be amended to add the following after the last sentence: "and, as to the Second Floor Additional Premises only, Richards, Barry, Joyce & Partners, L.L.C., 53 State Street, Boston, MA 02109".

21. Status. Tenant certifies to Landlord that, to the best of Tenant's knowledge and belief, as of the date hereof: (i) the Lease, as modified hereby, contains the entire agreement between the parties hereto relating to the Premises and that there are no other agreements between the parties relating to the Premises, the Lease or the Building which are not contained or referred to herein or in the Lease, (ii) Landlord is not in default in any respect in any of the terms, covenants and conditions of the Lease; (iii) Tenant has no existing setoffs, counterclaims or defenses against Landlord under the Lease; (iv) Tenant is not, and the performance by Tenant of its obligations hereunder shall not render Tenant, insolvent within the meaning of the United States Bankruptcy Code, the Internal Revenue Code or any other applicable law, code or regulation and (v) the Guaranty is in full force and effect and applies to the Lease as amended.

22. Brokers. Landlord and Tenant each mutually covenant, represent and warrant to the other that it has had no dealings or communications with any broker or agent (other than the Broker, whose fee was agreed upon in connection with the Lease) in connection with this First Amendment and each covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commission or charges to any broker or agent claiming through the indemnifying party with respect hereto.

23. Tax Increment Financing. Landlord shall reasonably cooperate with Tenant, at no cost to Landlord, with any effort to secure, for the mutual benefit of Landlord and Tenant, so called "Tax Increment Financing" with respect to the Building. Any payments made by Landlord with respect to such tax increment financing shall be included within the definition of Taxes as set forth in Section 6.1.1(a) of the Lease.

24. Second Floor Holdover. The following new sentence shall be added to the end of Section 20.17:

"Notwithstanding the foregoing, provided that (i) there then exists no Event of Default, (ii) this Lease is then in full force and effect, and (iii) Tenant shall have given Landlord not less than 30 days notice of its intention to holdover, Landlord agrees that solely with respect to the second floor of the Building, the "Applicable Holdover Percentage" shall be one hundred percent (100%) rather than one hundred fifty percent (150%) for the first four (4) months of any holdover with respect to the second floor portion of the Premises."

25. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

26. Counterparts. This First Amendment may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

27. Ratification. As amended hereby, the Lease is ratified and confirmed and declared to be in full force and effect.

[Signatures on next page]

IN WITNESS WHEREOF, parties have set their respective hands as of the date first above written.

LANDLORD:

KINGSTON BEDFORD JOINT VENTURE LLC

By:	OTR/MSGW Lincoln LLC, Manager

By:	/s/ JOHN B. HYNES III

	Name:	John B. Hynes III
	Title:	Managing Partner/Principal

TENANT:

SSB REALTY LLC

By:	/s/ THOMAS F. CATALDO

	Name:	Thomas F. Cataldo
	Title:	President

GUARANTOR:

State Street Corporation

By:	/s/ EDWARD J. RESCH

	Name:	Edward J. Resch
	Title:	Executive Vice President

SCHEDULE OF EXHIBITS

EXHIBIT A	Second Floor Additional Space

EXHIBIT B	Rentable Square Feet

EXHIBIT C	Outside Completion Dates, Commencement Dates, Rent Commencement Dates

EXHIBIT D	Management Office Space

EXHIBIT E	Additional Loading Dock Space

Schedule 1 �	Revised Exhibit B-2 to the Lease (Floor Plan of the Storage Space)

EXHIBIT A

SECOND FLOOR ADDITIONAL SPACE

± 5,550 USABLE S.F.
± 5,874 RENTABLE S.F.
CALLED NORTH

REFERENCE DRAWING
A-162

0 4 8 12 16 FT

Title:
EXHIBIT-A
SECOND FLOOR ADDITIONAL SPACE

Scale: 1/16" = 1'-0"
Date: 1/27/2003
By: WC

Rev. No. | Date | By
HEN

JUNG/BRANNEN ASSOCIATES, INC.
34 Farnsworth Street
Boston, Massachusetts 02210

Project:
ONE LINCOLN STREET

Job No. 99110

EXHIBIT
A

EXHIBIT B

RENTABLE SQUARE FEET

Floor	Agreed Rentable Square Feet
1 partial	800
1 balance	15,611
Storage/UPS	20,108
2	62,961
3	64,339
4	51,987
5	63,268
6	46,229
7	56,548
8	24,925
9	24,925
10	24,925
11	24,925
12	24,913
13	24,917
14	24,786
15	24,786
16	25,435
17	25,435
18	25,440
19	25,440
20	25,361
21	25,361
22	24,377
23	24,390
24	23,901
25	23,933
26	21,249
27	21,503
28	21,503
29	21,223
30	21,223
31	19,312
32	19,309
33	19,228
34	19,228
35	15,651
36	15,651

TOTAL Square Feet	1,045,106

EXHIBIT C

OUTSIDE COMPLETION DATES; RENT COMMENCEMENT DATES

State Street Financial Center
One Lincoln Street

Floor	Minimum Area		Minimum Area		Minimum Area						Additional Space
Outside Completion Date:	12/1/2002		12/1/2002		1/1/2003		3/1/2003		4/1/2003	5/1/2003	6/1/2003
Rent Commencement Date:	10/1/2003		10/1/2003		10/1/2003		10/1/2003		11/1/2003	11/1/2003	10/1/2004
Storage/UPS			880		19,228	(1)
1 (partial)			800	(2)
1 (balance)							15,611	(2)
2	62,961	(3)
3			64,339
4			51,987
5							63,268
6									46,229
7							56,548
8											24,925
9											24,925
10											24,925
11											24,925
12											24,913
13											24,917
14											24,786
15											24,786
16											25,435
17											25,435
18										25,440
19										25,440
20											25,361
21			25,361
22			24,377
23					24,390
24					23,901
25					23,933
26					21,249
27					21,503
28					21,503
29					21,223
30					21,223
31					19,312
32					19,309
33					19,228
34					19,228
35							15,651
36							15,651
TOTALS	62,961		167,744		275,230		166,729		46,229	50,880	275,333
OFFICE TOTAL	62,961		166,064		256,002		151,118		46,229	50,880	275,333
STORAGE/RETAIL TOTAL			1,680		19,228		15,611
										TOTAL	1,045,106
__________

(1)	UPS area accelerated to 11/2/02 by SSC ATP #46.

(2)	Retail Rent Commencement 1/1/04.

(3)	Computer room area (14,000 SF) 11/1/02; Carrier Room area (1,300 SF) 10/1/02. Both accelerated by SSC ATP #46.

EXHIBIT D

MANAGEMENT OFFICE SPACE

EXHIBIT E

ADDITIONAL LOADING DOCK SPACE

Schedule 1

REVISED EXHIBIT B-2 TO THE LEASE

FLOOR PLAN OF STORAGE SPACE